Exhibit 4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John J. Park, Andrew E. Taylor, Jr. and Matthew J. Andrus, and any one of them acting singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for such person and in such person’s name, place and stead, in any and all capacities (until revoked in writing), any and all instruments, certificates and documents required to be executed on behalf of himself or herself as an individual or in his or her capacity as a managing member or general partner of any partnership, as the case may be, pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of Securities Dealers, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of February 10, 2012.

Signature:	/s/ John K. Clarke
Name:	John K. Clarke

Signature:	/s/ Brandon H. Hull
Name:	Brandon H. Hull

Signature:	/s/ Charles G. Hadley
Name:	Charles G. Hadley

Exhibit 4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints John K. Clarke, Andrew E. Taylor, Jr. and Matthew J. Andrus, and any one of them acting singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing), any and all instruments, certificates and documents required to be executed on behalf of himself as an individual or in his capacity as a managing member or general partner of any partnership, as the case may be, pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of Securities Dealers, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of February 10, 2012.

Signature:	/s/ John J. Park
Name:	John J. Park